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                                                                   EXHIBIT 10.25

                              AMENDED AND RESTATED
                              SEVERANCE AGREEMENT

      THIS AMENDED AND RESTATED SEVERANCE AGREEMENT (this "Agreement"), made as of October 11, 2004 by and between Back Yard Burgers, Inc., a Delaware corporation (the "Corporation"), and Michael G. Webb (the "Executive") amends and restates that certain Severance Agreement by and between the Company and the Executive dated as of June 1, 2001 (the "Original Agreement").

      WHEREAS, the Board of Directors of the Corporation (as hereinafter defined, the "Board") recognizes that the services of the Executive are integral to the success of the operations of the Company, and the possibility of a Change in Control (as hereinafter defined) of the Corporation and the uncertainty it could cause, may result in the departure or distraction of key management employees of the Corporation to the detriment of the Corporation and its stockholders; and

      WHEREAS, the Executive is a key management employee of the Corporation;
and

      WHEREAS, the Board has determined that the Corporation should encourage the continued employment of the Executive by the Corporation and the continued dedication of the Executive to his assigned duties without distraction as a result of the circumstances arising from the possibility of a Change in Control;

      NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Corporation and the Executive hereby agree as follows:

      1. DEFINED TERMS. For purposes of this Agreement, the following terms shall have the meanings indicated below:

            (A) "Board" shall mean the Board of Directors of the Corporation, as constituted from time to time.

            (B) "Cause" for termination by the Corporation of the Executive's employment shall mean (i) the willful failure by the Executive substantially to perform the Executive's duties with the Corporation, other than any failure resulting from the Executive's incapacity due to physical or mental illness or any actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive in accordance with paragraph (A) of Section 5, that continues for at least 30 days after the Board delivers to the Executive a written demand for performance that identifies specifically and in detail the manner in which the Board believes that the Executive willfully has failed substantially to perform the Executive's duties; or (ii) the willful engaging by the Executive in misconduct that is demonstrably and materially injurious to the Corporation, monetarily. For purposes of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Corporation.

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            (C) A "Change in Control" shall mean, if subsequent to the date of this Agreement:

                  (i) Any "person," as defined in Section 13(d) and 14(d) of the
            Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Corporation, any of its subsidiaries, or any employee benefit plan maintained by the Corporation or any of its subsidiaries, becomes the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act) of (A) l5% or more, but no greater than 50%, of the outstanding voting capital stock of the Corporation, unless prior thereto, the Continuing Directors approve the transaction that results in the person becoming the beneficial owner of 15% or more, but no greater than 50%, of the outstanding voting capital stock of the Corporation or (B) more than 50% of the outstanding voting capital stock of the Corporation, regardless whether the transaction or event by which the foregoing 50% level is exceeded is approved by the Continuing Directors;

                  (ii) At any time Continuing Directors no longer constitute a majority of the directors of the Corporation; or

                  (iii) The consummation of (A) a merger or consolidation of the
            Corporation, statutory share exchange, or other similar transaction with another corporation, partnership, or other entity or enterprise in which either the Corporation is not the surviving or continuing corporation or shares of common stock of the Corporation are to be converted into or exchanged for cash, securities other than common stock of the Corporation, or other property, (B) a sale or disposition of all or substantially all of the assets of the Corporation, or (C) the dissolution of the Corporation.

            (D) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            (E) "Continuing Directors" means directors who were directors of the Corporation as of the date hereof or who are appointed, elected or nominated to the board in accordance with the following sentence. It being understood that any person becoming a member of the board subsequent to the date hereof whose appointment was approved by a vote of at least a majority of the Continuing Directors remaining in office at the time of appointment or whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least a majority of the Continuing Directors remaining in office at the time of election or nomination shall be, for purposes of this Agreement, considered as though such person were a Continuing Director on the date hereof.

            (F) "Corporation" shall mean Back Yard Burgers, Inc. and any successor to its business or assets, by operation of law or otherwise.

            (G) "Date of Termination" shall have the meaning stated in paragraph
      (B) of Section 5 hereof.

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            (H) "Disability" shall be deemed the reason for the termination by the Corporation of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Corporation for a period of six consecutive months, the Corporation shall have given the Executive a Notice of Termination for Disability, and, within 20 business days after the Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

            (I) "Executive" shall mean the individual named in the first paragraph of this Agreement.

            (J) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence, without the Executive's express written consent, of any one of the following:

                  (i) the assignment to the Executive of any duties inconsistent with the Executive's status as an executive officer of the Corporation or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

                  (ii) a reduction by the Corporation in the Executive's annual base salary to any amount less than the Executive's annual base salary as in effect immediately prior to the Change in Control;

                  (iii) the relocation of the principal executive offices of the
            Corporation to a location more than 35 miles from the location of such offices immediately prior to the Change in Control or the Corporation's requiring the Executive to be based anywhere other than the principal executive offices of the Corporation except for required business travel to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control;

                  (iv) the failure by the Corporation to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any deferred compensation under any deferred compensation program of the Corporation, within five (5) days after notice from the Executive of the date the compensation was due;

                  (v) the failure by the Corporation to continue in effect any compensation plan(s), singularly or in aggregate, in which the Executive participates immediately prior to the Change in Control that is material to the Executive's total compensation, including but not limited to, stock option, restricted stock, stock appreciation right, incentive compensation, bonus, and other plans, unless an equitable alternative arrangement embodied in an ongoing substitute or alternative plan has been made, or the failure by the Corporation to continue the Executive's participation therein (or in a substitute or alternative

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            plan) on a basis not materially less favorable, both in terms of the amount of compensation provided and the level of the Executive's participation relative to other participants, than existed immediately prior to the Change in Control;

                  (vi) the failure by the Corporation to continue to provide the
            Executive with benefits substantially similar to those enjoyed by the Executive under any of the Corporation's pension, profit-sharing, life insurance, medical, health and accident, disability, or other employee benefit plans in which the Executive was participating immediately prior to the Change in Control; the failure by the Corporation to continue to provide the Executive any material fringe benefit or perquisite enjoyed by the Executive immediately prior to the Change in Control; or the failure by the Corporation to provide the Executive with the number of paid vacation days to which the Executive is entitled in accordance with the Corporation's normal vacation policy in effect immediately prior to the Change in Control; or

                  (vii) any purported termination by the Corporation of the
            Executive's employment that is not effected in accordance with a Notice of Termination satisfying the requirements of paragraph (A) of Section 5 hereof.

            (K) "Notice of Termination" shall have the meaning stated in paragraph (A) of Section 5 hereof.

            (L) "Payment Trigger" shall mean the occurrence of a Change in Control during the term of this Agreement concurrent with or followed by, at any time before the end of the 24th month immediately following the month in which the Change in Control occurred, the termination of the Executive's employment with the Corporation for any reason other than (A) by the Executive without Good Reason, (B) by the Corporation as a result of the Disability of the Executive or with Cause, or (C) as a result of the death of the Executive.

            (M) "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time, as modified and used in Sections 13(d) and 14(d) thereof; except that, a Person shall not include (i) the Corporation, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or (iii) an underwriter temporarily holding securities pursuant to an offering of such securities.

            (N) "Subsidiary" shall mean any corporation or other entity or enterprise, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others serving similar functions with respect to such corporation or other entity or enterprise is owned by the Corporation or other entity or enterprise of which the Corporation directly or indirectly owns securities or other interests having all the voting power.

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      2. TERM OF AGREEMENT.

            (A) This Agreement shall become effective on the date hereof and, subject to the second sentence of this Section 2, shall continue in effect until the earliest of (i) a Date of Termination in accordance with Section 5 or the death of the Executive shall have occurred prior to a Change in Control, (ii) if a Payment Trigger shall have occurred during the term of this Agreement, the performance by the Corporation of all its obligations, and the satisfaction by the Corporation of all its obligations and liabilities, under this Agreement, (iii) the two (2) year anniversary of the date of this Agreement if, as of that two (2) year anniversary, a Change in Control shall not have occurred and be continuing, or (iv) in the event, as of the two (2) year anniversary of the date of this Agreement, a Change in Control shall have occurred and be continuing, either the expiration of such period thereafter within which a Payment Trigger does not or can not occur or the ensuing occurrence of a Payment Trigger and the performance by the Corporation of all of its obligations and liabilities under this Agreement. Any Change in Control during the term of this Agreement that for any reason ceases to constitute a Change in Control or is not followed by a Payment Trigger shall not effect a termination or lapse of this Agreement. Any transfer of the Executive's employment from the Corporation to a Subsidiary, from a Subsidiary to the Corporation, or from one Subsidiary to another Subsidiary shall not constitute a termination of the Executive's employment for purposes of this Agreement.

      3. GENERAL PROVISIONS.

            (A) The Corporation hereby represents and warrants to the Executive that the execution and delivery of this Agreement and the performance by the Corporation of the actions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Corporation. This Agreement is a legal, valid and legally binding obligation of the Corporation enforceable in accordance with its terms.

            (B) No amount or benefit shall be payable under this Agreement unless there shall have occurred a Payment Trigger during the term of this Agreement. In no event shall payments in accordance with this Agreement be made in respect of more than one Payment Trigger.

            (C) This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Corporation, the Executive shall not have any right to be retained in the employ of the Corporation. Notwithstanding the immediately preceding sentence or any other provision of this Agreement, no purported termination of the Executive's employment that is not effected in accordance with a Notice of Termination satisfying paragraph (A) of Section 5 shall be effective for purposes of this Agreement. The Executive's right, following the occurrence of a Change in Control, to terminate his employment under this Agreement for Good Reason shall not be affected by the Executive's Disability or incapacity. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason under this Agreement.

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      4. PAYMENTS DUE UPON A PAYMENT TRIGGER.

            (A) The Corporation shall pay to the Executive the payments described in this Section 4 upon the occurrence of a Payment Trigger during the term of this Agreement.

            (B) Upon the occurrence of a Payment Trigger during the term of this
      Agreement: (i) the Corporation shall pay to the Executive a lump sum payment, in cash, equal to the sum of (a) the higher of the Executive's annual base salary in effect immediately prior to the occurrence of the Change in Control or the Executive's annual base salary in effect immediately prior to the Payment Trigger, plus (b) Executive's bonus for the fiscal year immediately preceding the year in which such termination occurs; and (ii) any then unvested stock option awards previously granted to Executive by the Corporation shall become immediately one-hundred percent vested - any portion of a stock option award accelerated pursuant to this Section 4 shall be exercisable pursuant to the terms of the stock option plan and the stock option award agreement applicable to such award.

            (C) Notwithstanding any provision of any incentive compensation plan, the Corporation shall pay to the Executive a lump sum amount, in cash, equal to the amount of any incentive compensation that has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the occurrence of a Payment Trigger under any incentive compensation plan but has not yet been paid to the Executive.

            (D) The payments provided for in paragraphs (B) and (C) of this
      Section 4 shall be made not later than the fifth day following the occurrence of a Payment Trigger, unless the amounts of such payments cannot be finally determined on or before that day, in which case, the Corporation shall pay to the Executive on that day an estimate, as reasonably determined in good faith by the Corporation, of the minimum amount of the payments to which the Executive is clearly entitled and shall pay the remainder of the payments.

      5. TERMINATION PROCEDURES.

            (A) During the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice that indicates the specific termination provision in this Agreement relied upon, and, if applicable, the notice shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause shall include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board that was called and held for the purpose of considering the termination finding that, in the informed, reasonable, good faith judgment of the Board,

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      the Executive was guilty of conduct set forth in the definition of Cause in Section 1(B), and specifying the particulars thereof in detail.

            (B) "Date of Termination" with respect to any purported termination of the Executive's employment during the term of this Agreement (other than by reason of death) shall mean (i) if the Executive's employment is terminated for Disability, 20 business days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during that 20 business day period) and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination, which, in the case of a termination by the Corporation, shall not be less than ten
      (10) business days except in the case of a termination for Cause, and, in the case of a termination by the Executive, shall not be less than ten
      (10) business days nor more than 20 business days, respectively, after the date such Notice of Termination is given.

      6. NO MITIGATION. The Executive shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Corporation pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Corporation, or otherwise.

      7. DISPUTES.

            (A) If a dispute or controversy arises out of or in connection with this Agreement, the parties shall first attempt in good faith to settle the dispute or controversy by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration or litigation. Thereafter, any remaining unresolved dispute or controversy arising out of or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in a city located within the continental United States designated by the Executive and reasonably acceptable to the Corporation. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Executive shall, however, be entitled to seek specific performance of the Corporation's obligations hereunder during the pendency of any dispute or controversy arising under or in connection with this Agreement.

            (B) Any legal action concerning this Agreement, other than a mediation or an arbitration described in paragraph (A) of this Section 7, whether instituted by the Corporation or the Executive, shall be brought and resolved only in a state court of competent jurisdiction located in the territory that encompasses the city, county, or parish in which the Executive's principal residence is located at the time such action is commenced. The Corporation hereby irrevocably consents and submits to and shall take any action necessary to subject itself to the personal jurisdiction of that court and hereby irrevocably agrees that all claims in respect of the action shall be instituted, heard, and determined in that court. The Corporation agrees that such court is a convenient forum, and hereby irrevocably waives, to the fullest extent it may effectively do so, the defense

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      of an inconvenient forum to the maintenance of the action. Any final judgment in the action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (C) The Corporation shall pay all costs and expenses, including attorneys' fees and disbursements, of the Corporation and the Executive in connection with any legal proceeding (including arbitration), whether or not instituted by the Corporation or the Executive, relating to the interpretation or enforcement of any provision of this Agreement, that is resolved in favor of the Executive pursuant to a final, unappealable judgment. The Executive shall pay all costs and expenses, including attorneys' fees and disbursements, of the Corporation and the Executive in connection with any legal proceeding (including arbitration), whether or not instituted by the Corporation or the Executive, relating to the interpretation or enforcement of any provision of this Agreement, that is resolved in favor of the Corporation pursuant to a final, unappealable judgment. The non-prevailing party, as set forth above, shall pay prejudgment interest on any money judgment obtained by the prevailing party as a result of such proceeding, calculated at the rate provided in
      Section 1274(b)(2)(B) of the Code.

      8. SUCCESSORS; BINDING AGREEMENT.

            (A) In addition to any obligations imposed by law upon any successor to the Corporation, the Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Corporation expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain the assumption and agreement prior to the effectiveness of any succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Corporation in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate his employment for Good Reason immediately after a Change in Control and during the term of this Agreement, except that, for purposes of implementing the foregoing, the date on which any succession becomes effective shall be deemed the Payment Trigger occasioned by the foregoing deemed termination of employment for Good Reason immediately following a Change in Control. The provisions of this
      Section 8 shall continue to apply to each subsequent employer of Executive bound by this Agreement in the event of any merger, consolidation, or transfer of all or substantially all of the business or assets of that subsequent employer.

            (B) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive shall die while any amount would be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, the amount, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives, or administrators of the Executive's estate.

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      9. EFFECT ON PRIOR AGREEMENTS. This Agreement contains the entire understanding among the parties hereto and supersedes in all respects any prior or other agreement or understanding among the parties or any affiliate or predecessor of the Corporation and Executive with respect to Executive's employment, including but not limited to the Original Agreement. Under no circumstances shall Executive be entitled to any other severance payments or benefits of any kind, except for the payments and benefits described herein.

      10. EXCLUSIVE REMEDY. In the event of a Payment Trigger, the provisions of
Section 4 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Corporation may otherwise be entitled (including any contrary provisions in any written or oral employment agreement or arrangement Executive may have with the Company), whether at law, tort or contract, in equity, or under this Agreement. Executive shall not be entitled to any severance benefits, compensation or other payments or rights upon a Payment Trigger other than those benefits expressly set forth in Section 4.

      11. NOTICES. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

      To the Corporation: Back Yard Burgers, Inc.
                          1657 N. Shelby Oaks Drive, Suite 105
                          Memphis, Tennessee 38134-7401
                          Attention: President

      To the Executive:   Michael G. Webb
                          _______________________
                          _______________________

      12. MISCELLANEOUS. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and an officer of the Corporation specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Tennessee. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state, or local law and any additional withholding to which the Executive has agreed.

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      13. VALIDITY. The invalidity or unenforceability of any provision of this
Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      14. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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      IN WITNESS WHEREOF, the parties have signed this Agreement as of the date set forth above.

                              BACK YARD BURGERS, INC.

                              By:    /s/ Lattimore M. Michael
                                 ------------------------------------------
                              Name:  Lattimore M. Michael
                              Title: Chairman and Chief Executive Officer

                                     /s/ Michael G. Webb
                              ---------------------------------------------
                              Michael G. Webb

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